Exhibit 4.83

(Face of Security)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO GS FINANCE CORP., OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A MASTER NOTE WITHIN THE MEANING SPECIFIED HEREIN.

THE PERSON MAKING THE DECISION TO ACQUIRE THIS SECURITY SHALL BE DEEMED, ON BEHALF OF ITSELF AND THE HOLDER, BY ACQUIRING AND HOLDING THIS SECURITY, OR EXERCISING ANY RIGHTS RELATED THERETO, TO REPRESENT THAT:

(i) THE FUNDS THAT THE HOLDER IS USING TO ACQUIRE THIS SECURITY ARE NOT THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), A GOVERNMENTAL PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR OTHERWISE; OR

(ii)(A) THE HOLDER WILL RECEIVE NO LESS AND PAY NO MORE THAN “ADEQUATE CONSIDERATION” (WITHIN THE MEANING OF SECTION 408(B)(17) OF ERISA AND SECTION 4975(F)(10) OF THE CODE) IN CONNECTION WITH THE

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PURCHASE AND HOLDING OF THIS SECURITY; (B) NONE OF THE PURCHASE, HOLDING OR DISPOSITION OF THIS SECURITY OR THE EXERCISE OF ANY RIGHTS RELATED TO THE SECURITY WILL RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE (OR WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION); AND (C)NEITHER THE GOLDMAN SACHS GROUP, INC. NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR, WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH SUCH PERSON’S ACQUISITION, DISPOSITION OR HOLDING OF THIS SECURITY, OR AS A RESULT OF ANY EXERCISE BY THE GOLDMAN SACHS GROUP, INC. OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THE SECURITY, AND NEITHER THE GOLDMAN SACHS GROUP, INC. NOR ANY OF ITS AFFILIATES HAS PROVIDED INVESTMENT ADVICE IN CONNECTION WITH SUCH PERSON’S ACQUISITION, DISPOSITION OR HOLDING OF THIS SECURITY.

THIS SECURITY, INCLUDING EACH SUPPLEMENTAL OBLIGATION AS DEFINED HEREIN, IS FULLY AND UNCONDITIONALLY GUARANTEED BY THE GOLDMAN SACHS GROUP, INC. (THE “GUARANTOR”) PURSUANT TO THE GUARANTEE SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO (THE “GUARANTEE”).

THIS SECURITY IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR IS IT AN OBLIGATION OF, OR GUARANTEED BY, A BANK.

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GS FINANCE CORP.

Title of Series: MEDIUM-TERM NOTES, SERIES E

Title of Securities: as provided in the relevant Pricing Supplement per each

Supplemental Obligation

FULLY AND UNCONDITIONALLY GUARANTEED BY

THE GOLDMAN SACHS GROUP, INC.

(Master Note)

This Security is a Global Security within the meaning of the Indenture (as defined in Section 1 on the reverse hereof) and represents one or more obligations of GS Finance Corp., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor Person under the Indenture) (each such obligation, a “Supplemental Obligation”). Each Supplemental Obligation evidenced by this Security is entitled to the benefit of the Guarantee set forth in Article Fourteen of the Indenture. The terms of each Supplemental Obligation (and the Guarantee as applicable thereto) are and will be reflected in this Security and in the applicable pricing supplement relating to such Supplemental Obligation, which supplement is on file with the Trustee hereinafter referred to and which supplement is identified in the records of the Trustee. With respect to each Supplemental Obligation (and the Guarantee as applicable thereto), the terms of the Supplemental Obligation contained in the applicable pricing supplement, together with any provisions of any other prospectus or prospectus supplement designated in such pricing supplement for incorporation herein with respect to such Supplemental Obligation (each such pricing supplement, together with such other provisions designated therein, a “Pricing Supplement”), are hereby incorporated by reference and are deemed to be a part of this Security (including the Guarantee) as of the Original Issue Date specified in the Pricing Supplement. Each reference to “this Security” includes and shall be deemed to refer to each Supplemental Obligation and the Guarantee as applicable thereto.

With respect to each Supplemental Obligation, every term of this Security (and the Guarantee as applicable to such Supplemental Obligation) is subject to modification, amendment or elimination through the incorporation of the applicable Pricing Supplement by reference, whether or not the phrase “unless otherwise provided in the Pricing Supplement” or language of similar import precedes the term of this Security so modified, amended or eliminated. It is the intent of the parties hereto that, in the case of any conflict between the terms of a Pricing Supplement and the terms herein, the terms of the Pricing Supplement shall control over the terms herein with respect to the relevant Supplemental Obligation (and the Guarantee as applicable thereto). Without limiting the foregoing, in the case of each Supplemental Obligation, the Holder of this Security is directed to the applicable Pricing Supplement for a description of certain terms of such Supplemental Obligation (and the Guarantee as applicable thereto), including, in the case of any such obligation that is designated in the applicable Pricing Supplement as an “indexed note” (an “Indexed Note”), the manner of determining the principal amount of and interest, if any, on such Supplemental Obligation, the dates, if any, on which the

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principal amount of and interest, if any, on such Supplemental Obligation is determined and payable, the amount payable upon any acceleration of such Supplemental Obligation and the principal amount of such Supplemental Obligation deemed to be Outstanding for purposes of determining whether Holders of the requisite principal amount of Securities have made or given any request, demand, authorization, direction, notice, consent, waiver or other action under the Indenture.

Terms that are used and not defined in this Security but that are defined in the Indenture are used herein as defined therein.

This Security is a “Master Note”, which term means a Global Security that provides for incorporation therein of the terms of Supplemental Obligations by reference to the applicable Pricing Supplements, substantially as contemplated herein.

The Company, for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or registered assigns: (i) on each principal payment date, including each amortization date, redemption date, repayment date or maturity date, as applicable, of each Supplemental Obligation, in each case as specified in, and subject to any adjustments of such dates provided in, the applicable Pricing Supplement, the principal amount and any premium then due and payable for each such Supplemental Obligation, and (ii) on each interest payment date and at Maturity, in each case as specified in, and subject to any adjustments of such dates provided in, the applicable Pricing Supplement, the interest then due and payable, if any, with respect to each Supplemental Obligation.

With respect to each Supplemental Obligation, the Company shall pay the principal amount and any premium specified in the applicable Pricing Supplement at Maturity as designated therein, and shall pay interest on such principal, from the date specified therein as the “Original Issue Date” (the “Original Issue Date” for such Supplemental Obligation) or from the most recent date to which interest has accrued or been duly provided for, as follows:

(i)    in the case of a Supplemental Obligation for which the interest rate is designated as fixed in the applicable Pricing Supplement (a “Fixed Rate Note”), at a rate per annum equal to a rate specified in such Pricing Supplement and calculated in accordance with the applicable provisions of Section 3C on the reverse hereof, until the principal of such Supplemental Obligation is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum equal to the rate at which the principal then bears interest on any overdue premium or installment of interest from the date any such overdue amount first becomes due until it is paid or made available for payment, provided that interest on any premium or installment of interest that is overdue shall be payable on demand, subject to the provisions of the Indenture;

(ii)    in the case of a Supplemental Obligation for which the interest rate is designated as floating in the applicable Pricing Supplement (a “Floating Rate Note”), at a

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rate per annum determined in accordance with the applicable provisions of Section 3A and Section 3C on the reverse hereof, until the principal of such Supplemental Obligation is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate at which the principal then bears interest on any overdue premium or installment of interest from the date any such overdue amount first becomes due until it is paid or made available for payment, provided that interest on any premium or installment of interest that is overdue shall be payable on demand subject to the provisions of the Indenture; and

(iii)    in the case of a Supplemental Obligation that is an Indexed Note, at such rate or in such manner, if any, as may be specified in the applicable Pricing Supplement.

With respect to each Supplemental Obligation that is a Fixed Rate Note or Floating Rate Note, interest (other than interest on overdue amounts) shall be payable by the Company, on the applicable dates specified as interest payment date(s) (as such date(s) may be adjusted by the applicable business day convention provided for in the applicable Pricing Supplement); provided that if no business day convention is specified in the applicable Pricing Supplement, the provisions set forth on the face hereof under “Payments Due on a Business Day” shall apply.

Each date for such Supplemental Obligation specified in the applicable Pricing Supplement as an interest payment date is hereinafter referred to as an “Interest Payment Date”.

The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the day specified in the applicable Pricing Supplement or, if not so specified, on the calendar day (whether or not a Business Day) immediately preceding the day on which payment is to be made (as such payment date may be adjusted in accordance with the second paragraph under “Payments Due on a Business Day” below) (a “Regular Record Date”). Any interest so payable, but not punctually paid or made available for payment, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof being given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. For the purpose of determining the Holder at the close of business on any relevant record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day. With respect to any Supplemental Obligation, references herein to the “Holder” mean the Holder of this Security.

If so specified in the applicable Pricing Supplement, any principal amount or interest payable on each Supplemental Obligation may be increased by additional amounts, if any, payable with respect to withholding taxes, but only if, when and to the extent specified in the Pricing Supplement for such Supplemental Obligation.

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Currency of Payment

Payment of principal of (and premium, if any) and interest on any Supplemental Obligation will be made in the currency designated as the “specified currency” for such payment (or in a comparable manner) in the applicable Pricing Supplement (the “Specified Currency” for any payment on such Supplemental Obligation), except as provided in this and the next three paragraphs. For each Supplemental Obligation, any payment shall be made in the Specified Currency for such payment unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date, in which case the Specified Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence. If the euro is the Specified Currency for any payment, the Specified Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all EMU Countries (as defined in Section 3C(c) on the reverse hereof), provided that if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Specified Currency for such payment shall be deemed not to be available to the Company on such day.

If provided in the applicable Pricing Supplement and except as provided in the next paragraph, any payment to be made on a Supplemental Obligation in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the Person entitled to receive such payment transmits a written request for such payment to be made in U.S. dollars to the Trustee at its Corporate Trust Office, Attention: Global Corporate Trust, on or before the fifth Business Day before the payment is to be made. Such written request may be mailed, hand delivered, telecopied or delivered in any other manner approved by the Trustee. Any such request made with respect to any payment on a Supplemental Obligation payable to a particular Holder will remain in effect for all later payments on such Supplemental Obligation payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date.

The U.S. dollar amount of any payment made pursuant to the immediately preceding paragraph will be determined by the Exchange Rate Agent (as defined in Section 3C(a) on the reverse hereof) based upon the highest bid quotation received by the Exchange Rate Agent as of approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date, from three (or, if three are not available, then two) recognized foreign exchange dealers selected by the Exchange Rate Agent in The City of New York, in each case

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for the purchase by the quoting dealer, for U.S. dollars and for settlement on such payment date of an amount of such Specified Currency for such payment equal to the aggregate amount of such Specified Currency payable on such payment date to all Holders of this Security who elect to receive U.S. dollar payments on such payment date, and at which the applicable dealer commits to execute a contract. If the Exchange Rate Agent determines that two such bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment. All currency exchange costs associated with any payment in U.S. dollars on this Security will be borne by the Holder entitled to receive such payment, by deduction from such payment.

Notwithstanding the foregoing, if any amount payable on a Supplemental Obligation is payable on any day (including at Maturity) in a Specified Currency other than U.S. dollars, and if such Specified Currency is not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of an exchange rate for such Specified Currency published at approximately 12:00 noon, New York City time, by a generally recognized and publicly available source, to be determined in the sole discretion of the Exchange Rate Agent, on the latest day before the day on which such payment is to be made (the “Exchange Rate”). Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture or this Security.

Manner of Payment – U.S. Dollars

Except as provided in the next paragraph, payment of any amount payable on any Supplemental Obligation in U.S. dollars will be made at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender (in the manner provided below) of such Supplemental Obligation in the case of any payment due at Maturity of the principal of such Supplemental Obligation (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Payment of any amount payable on any Supplemental Obligation in U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of such Supplemental Obligation is at least $1,000,000 (or the equivalent in another currency) and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Global

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Corporate Trust, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal of such Supplemental Obligation (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered (in the manner provided below) at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on such Supplemental Obligation payable to a particular Holder will remain in effect for all later payments on such Supplemental Obligation payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on a Supplemental Obligation on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

Manner of Payment – Other Specified Currencies

Payment of any amount payable on any Supplemental Obligation in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to such account as is maintained in such Specified Currency at a bank or other financial institution acceptable to the Company and the Trustee and as shall have been designated at least five Business Days prior to the applicable payment date by the Person entitled to receive such payment; provided that, in the case of any such payment due at the Maturity of the principal of such Supplemental Obligation (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered (in the manner provided below) at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Such account designation shall be made by transmitting the appropriate information to the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York, by mail, hand delivery, telecopier or in any other manner approved by the Trustee. Unless revoked, any such account designation made with respect to any Supplemental Obligation by the Holder hereof will remain in effect with respect to any further payments with respect to such Supplemental Obligation payable to such Holder. If a payment in a Specified Currency other than U.S. dollars with respect to any Supplemental Obligation cannot be made by wire transfer because the required account designation has not been received by the Trustee on or before the requisite date or for any other reason, the Company will cause a notice to be given to the Holder of this Security at its registered address requesting an account designation pursuant to which such wire transfer can be made and such payment will be made within five Business Days after the Trustee’s receipt of such a designation meeting the requirements specified above, with the same

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force and effect as if made on the due date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

Manner of Payment – Payments Pursuant to the Applicable Procedures of the Depositary; Surrender of this Security

Notwithstanding any provision of this Security or the Indenture, the Company may make any and all payments of principal, premium and interest on this Security pursuant to the Applicable Procedures of the Depositary for this Security.

Notwithstanding the foregoing, whenever the provisions hereof require that this Security be surrendered against payment of the principal of a Supplemental Obligation, such surrender may be effected by means of an appropriate adjustment in the records of the Trustee to reflect the discharge of such Supplemental Obligation, with such adjustment to be made by the Trustee in a manner not inconsistent with the Applicable Procedures of the Depositary for this Security, and in such circumstances this Security need not actually be surrendered. This paragraph shall apply only to this Master Note.

Payments Due on a Business Day

Notwithstanding any provision of this Security or the Indenture, if the Maturity of the principal of any Supplemental Obligation occurs on a day that is not a Business Day, any amount of principal, premium or interest that would otherwise be due on such Supplemental Obligation on such day (the “Specified Day”) may be paid or made available for payment on the Business Day that is next succeeding the Specified Day with the same force and effect as if such amount were paid on the Specified Day, and no interest will accrue on the amount so payable for the period from the Specified Day to such next succeeding Business Day.

If so specified in the applicable Pricing Supplement, one of the following business day conventions (each, a “Business Day Convention”) shall apply to any Interest Period, Interest Reset Date or Interest Payment Date other than one that falls on the date of Maturity of the principal hereof. If any such date would otherwise fall on a day that is not a Business Day:

(i)    if the Business Day Convention specified in the applicable Pricing Supplement is “Following”, then such date shall be postponed to the next day that is a Business Day;

(ii)    if the Business Day Convention specified in the applicable Pricing Supplement is “Modified Following”, then such date shall be postponed to the next day that is a Business Day; provided that if such next succeeding Business Day falls in the next calendar month, then such date shall be advanced to the immediately preceding Business Day;

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(iii)    if the Business Day Convention specified in the applicable Pricing Supplement is “Following Unadjusted”, any payment due on such date shall be postponed to the next day that is a Business Day; provided that interest due with respect to such Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed; provided further that Interest Reset Dates and Interest Periods shall not be adjusted for non-Business Days; and

(iv)    if the Business Day Convention specified in the applicable Pricing Supplement is “Modified Following Unadjusted”, any payment due on such date shall be postponed to the next day that is a Business Day; provided that interest due with respect to such Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed, and provided further that, if such next succeeding Business Day would fall in the next succeeding calendar month, the date of payment with respect to such Interest Payment Date shall be advanced to the Business Day immediately preceding such Interest Payment Date; and provided further that Interest Reset Dates and Interest Periods shall not be adjusted for non-Business Days;

provided that if no such Business Day Convention is specified in the applicable Pricing Supplement, then the Following Business Day Convention will apply; and provided further, that if no method is so specified and the Base Rate (as defined in Section 3A on the reverse hereof) for such Supplemental Obligation is LIBOR or Compounded SOFR, the Modified Following Business Day Convention shall apply.

The provisions of the two immediately preceding paragraphs shall apply to this Security in lieu of the provisions of Section 1.13 of the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. The Company and the Trustee acknowledge that for purposes of the Indenture, manually affixing a signature by electronic means shall constitute a manual signature.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: July 1, 2020

GS FINANCE CORP.

By:	/s/ James J. White, Jr.
Name: James J. White, Jr.
Title: Treasury Signatory

This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated: July 1, 2020

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Authorized Signatory

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(Reverse of Security)

1.	Securities and the Indenture

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under a Senior Debt Indenture, dated as of October 10, 2008 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, as Issuer, The Goldman Sachs Group, Inc., as Guarantor (herein called the “Guarantor”, which term includes any successor guarantor under the Indenture) and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. For the avoidance of doubt, the Seventh Supplemental Indenture, dated as of July 1, 2020, among the Company as Issuer, the Guarantor, and the Trustee shall not apply to this Security.

In the case of the acquisition of all or a portion of a Supplemental Obligation by the Company or any Affiliate thereof, the Company or such Affiliate may submit to the Trustee such evidence of such acquisition as is reasonably acceptable to the Trustee, whereupon the Trustee, at the Company’s direction, shall reduce the principal amount of such Supplemental Obligation in Schedule A hereto by such acquired amount, and the principal amount of such Supplemental Obligation shall be reduced accordingly for all purposes of this Security.

2.	Series and Denominations

This Security is one of the series of Securities designated on the face hereof, limited to an aggregate principal amount (or the equivalent thereof in any other currency or currencies or currency units) as shall be determined and may be increased from time to time by the Company. References herein to “this series” mean the series of Securities designated as Medium-Term Notes, Series E.

This Security and each Supplemental Obligation are issuable only in registered form without coupons in the authorized denomination specified for such Supplemental Obligation in the applicable Pricing Supplement (the “Authorized Denominations”); provided, that if no authorized denomination is so specified, for each Supplemental Obligation having a principal amount payable in U.S. dollars, the Authorized Denominations shall be $1,000 or an integral multiple of $1,000 in excess thereof, and for each Supplemental Obligation having a principal amount payable in a Specified Currency other than U.S. dollars, the Authorized Denominations shall be the amount of such Specified Currency equivalent, at the Exchange Rate on the first Business Day preceding the date on which the Company accepts the offer to purchase such Security, to $1,000 or an integral multiple of $1,000 in excess thereof.

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3.A.	Interest Rate on Floating Rate Notes

The interest rate on each Supplemental Obligation that is a Floating Rate Note will be determined as specified in the applicable Pricing Supplement for such Supplemental Obligation or, if not so specified, as provided in this Section 3A and, as applicable, in Section 3C below. With respect to each Supplemental Obligation, each and every provision of this Section 3A and Section 3C, if applicable, below shall apply only if and to the extent that no method for determination the interest rate, reset dates, or any other matter specified below is not so specified for such Supplemental Obligation in the applicable Pricing Supplement. “Base Rate” means, for each Supplemental Obligation, the floating rate of interest designated as the base rate in the applicable Pricing Supplement for such Supplemental Obligation.

(a)    Interest Rate Reset. (i) For any Floating Rate Note for which the Base Rate is not Compounded SOFR: the interest rate on such Supplemental Obligation will be reset from time to time as provided in the applicable Pricing Supplement, and each date upon which such rate is reset as so provided is hereinafter called an “Interest Reset Date” for such Supplemental Obligation; provided, however, that (x) the Base Rate in effect from and including the Original Issue Date to but excluding the initial Interest Reset Date will be the rate specified as the “initial base rate” (or in a comparable manner) in the applicable Pricing Supplement (the “Initial Base Rate” for such Supplemental Obligation) and (y) any Interest Reset Date shall be subject to adjustment if and as provided in the applicable Pricing Supplement or, if not so specified, as provided under the heading “Payments Due on a Business Day” on the face of this Security.

Subject to applicable provisions of law and except as otherwise specified herein, on each Interest Reset Date the interest rate on a Supplemental Obligation shall be the rate specified in the applicable Pricing Supplement and shall be determined in the manner set forth in the applicable Pricing Supplement or, to the extent no method for determination is set forth therein or not fully therein, in accordance with such of the following Sections 3A(b) through 3A(g) (below) as are applicable, in whole or in part, and as provide for determination of the Base Rate for such Supplemental Obligation, as adjusted by the addition or subtraction of the Spread (as defined in Section 3A(i) below), if any, or by multiplying such Base Rate by the Spread Multiplier (as defined in Section 3A(i) below), if any, and subject to adjustment as provided in Section 3A(h) below. The Calculation Agent (as defined in Section 3C(a) below) shall determine the interest rate.

The Calculation Agent will determine the interest rate on such Supplemental Obligation that takes effect on any Interest Reset Date:

(A)    with respect to a Supplemental Obligation for which the Base Rate is the Treasury Rate, on the Interest Reset Date or, in the circumstances described in Section 3A(g) below, a day no later than the applicable Calculation Date (as defined in Section 3A(i) below);

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(B)    with respect to a Supplemental Obligation for which the Base Rate is the Federal Funds Rate, on the applicable Interest Reset Date; and

(C)    with respect to a Supplemental Obligation for which the Base Rate is CMS Rate, CMT Rate or LIBOR, on the applicable CMS Interest Determination Date, CMT Interest Determination Date or LIBOR Interest Determination Date (each as defined, respectively, in Section 3A(b), (c) and (e) below), as the case may be, corresponding to such Interest Reset Date.

However, the Calculation Agent need not wait until the Calculation Date to determine the interest rate described in clause (A) above if the rate information it needs to make such determination in the manner specified in the applicable provisions of Section 3A(g) hereof is available from the relevant sources specified in such applicable provisions. Upon request of the Holder to the Calculation Agent, the Calculation Agent will provide the interest rate then in effect on such Supplemental Obligation and, if determined, the interest rate that will become effective on the next Interest Reset Date.

(ii)    For any Floating Rate Note for which the Base Rate is Compounded SOFR, subject to applicable provisions of law and except as otherwise specified herein, for each Interest Period the interest rate on a Supplemental Obligation shall be the rate specified in the applicable Pricing Supplement and shall be determined in the manner set forth in the applicable Pricing Supplement or, to the extent no method for determination is set forth therein or not fully set forth therein, in accordance with Section 3A(f), as adjusted by the addition or subtraction of the Spread (as defined in Section 3A(i) below), if any, or by multiplying such Base Rate by the Spread Multiplier (as defined in Section 3A(i) below), if any, and subject to adjustment as provided in Section 3A(h) below. The Calculation Agent (as defined in Section 3C(a) below) shall determine the interest rate.

(b)    Determination of CMS Rate. If the Base Rate specified for such Supplemental Obligation is the CMS Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate determined as specified in the applicable Pricing Supplement or, if no method of determination is so specified, the rate appearing on the Refinitiv Page ICESWAP1 for U.S. dollar swaps having a maturity equal to the Index Maturity as of approximately 11:00 A.M., New York City time, on the second U.S. Government Securities Business Day immediately preceding such Interest Reset Date (the “CMS Interest Determination Date”). If the CMS Rate cannot be determined as described above, the following procedures will apply in determining the CMS Rate:

If the Calculation Agent determines on the relevant CMS Interest Determination Date that the CMS Rate has been discontinued, then the Calculation Agent will use a substitute or successor rate that it has determined in its sole discretion is most comparable to the CMS Rate, provided that if the Calculation Agent determines there is an industry-accepted successor rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the definition of Business Day and the relevant CMS Interest Determination Date to be used, and any

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other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the CMS Rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

Unless the Calculation Agent uses a substitute or successor rate as so provided, if the CMS Rate cannot be determined in the manner described above on the CMS Interest Determination Date, the CMS Rate will be determined by the Calculation Agent, after consulting such sources as it deems comparable to the foregoing display page, or any other source it deems reasonable, in its sole discretion.

(c)    Determination of CMT Rate. If the Base Rate specified for such Supplemental Obligation is the CMT Rate, the Base Rate that takes effect on any Interest Reset Date shall equal the rate determined as specified in the applicable Pricing Supplement or, if no method of determination is so specified, the CMT Rate determined as described below. “CMT Rate” means:

(i)    If the Designated CMT Refinitiv Page (as defined in Section 3A(i) below) is the Refinitiv Page FRBCMT or if no Designated CMT Refinitiv Page is specified in the applicable Pricing Supplement, then the CMT Rate for such Interest Reset Date will be the yield for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity (as defined in Section 3A(i) below) as published by the Federal Reserve System Board of Governors, or its successor, on its website or in another recognized electronic source, in each case as determined by the Calculation Agent in its sole discretion, as such yield is displayed on the Designated CMT Refinitiv Page on the second U.S. Government Securities Business Day immediately preceding such Interest Reset Date (the “CMT Interest Determination Date”).

(A)

If the applicable rate described in clause (i) above is not displayed on the Designated CMT Refinitiv Page, then the CMT Rate will be the rate for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity as published by the Federal Reserve System Board of Governors, or its successor, on its website or in another recognized electronic source, in each case as determined by the Calculation Agent in its sole discretion.

(B)

If the applicable rate described in clause (A) above does not appear on the website of the Federal Reserve System Board of Governors or in another recognized electronic source, in each case as determined by the Calculation Agent in its sole discretion, then the CMT Rate for such Interest Reset Date will be the Treasury constant maturity rate, for the Designated CMT Index Maturity that:

a.    is published by the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury, and

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b.    is determined by the Calculation Agent to be comparable to the applicable rate that would have otherwise been published on the website of the Federal Reserve System Board of Governors or in another recognized electronic source, in each case as determined by the Calculation Agent in its sole discretion.

(C)

If, on the CMT Interest Determination Date, the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury does not publish a yield on Treasury securities at “constant maturity” for the Designated CMT Index Maturity, after consulting such sources as it deems comparable to any of the foregoing display pages, or any such source as it deems reasonable from which to estimate the CMT Rate, the Calculation Agent shall determine the CMT Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor CMT Rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the Business Day Convention, the definition of Business Day and the CMT Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the CMT Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor rate.

(ii)    if the Designated CMT Refinitiv Page is the Refinitiv Page FEDCMT, the CMT Rate for such Interest Reset Date will be the average of the yields for the five Business Days for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity as set forth on the website of the Federal Reserve System Board of Governors or in another recognized electronic source, in each case as determined by the Calculation Agent in its sole discretion, as such yields are displayed on the Designated CMT Refinitiv Page on such Interest Reset Date.

(A)

If the applicable average described in clause (ii) above is not displayed on the Designated CMT Refinitiv Page, then the CMT Rate for such Interest Reset Date will be the average of the yields for the five Business Days for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity and for the five Business Days preceding such Interest Reset Date as published on the website of the Federal Reserve System Board of Governors or in another recognized electronic source, in each case as determined by the Calculation Agent in its sole discretion.

(B)	If the applicable average described in clause (A) above does not appear on the Designated CMT Refinitiv Page or on the website of the Federal

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Reserve System Board of Governors or in another recognized electronic source, in each case as determined by the Calculation Agent in its sole discretion, then the CMT Rate for such Interest Reset Date will be the average of the yields for the five Business Days for Treasury securities at “constant maturity” for a period equal to the Designated CMT Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the five Business Days preceding such Interest Reset Date.

(C)

If, on the CMT Interest Determination Date, the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury does not publish a yield on Treasury securities at “constant maturity” for the Designated CMT Index Maturity, after consulting such sources as it deems comparable to any of the foregoing display pages, or any such source as it deems reasonable from which to estimate the CMT Rate, the Calculation Agent shall determine the CMT Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor CMT Rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the Business Day Convention, the definition of Business Day and the CMT Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the CMT Rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

(d)    Determination of Federal Funds Rate. If the Base Rate specified in the applicable Pricing Supplement for such Supplemental Obligation is the Federal Funds Rate, the Base Rate that takes effect on any Interest Reset Date shall be the rate determined as specified in the applicable Pricing Supplement or, if the applicable Pricing Supplement does not so specify, the rate equal to the rate, on such Interest Reset Date, as set forth in H.15 Daily Update opposite the heading “Federal funds (effective)”, as that rate is displayed on the Refinitiv Page FEDFUNDS1 for that day. If the Federal Funds Rate cannot be determined as described above, the following procedures will apply in determining the Federal Funds Rate:

(i)    If the rate described above is not displayed on the Refinitiv Page FEDFUNDS1 by approximately 5:00 P.M., New York City time, on the day that is one New York City Banking Day following such Interest Reset Date, the Federal Funds Rate for such Interest Reset Date will be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, opposite the heading “Federal funds (effective)”.

(ii)    If the rate cannot be determined as described above, then the Federal Funds (Effective) Rate for such Interest Reset Date will be the rate for the first day preceding such Interest Reset Date for which such rate is set forth in H.15 Daily Update opposite the heading “Federal funds (effective)”, as such rate is displayed on the Refinitiv Page FEDFUNDS1.

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(e)    Determination of LIBOR. If the Base Rate specified for such Supplemental Obligation is LIBOR, the Base Rate that takes effect on any Interest Reset Date shall be LIBOR, which will be determined as specified in the applicable Pricing Supplement or, if no method of determination is so specified, will be the offered rate appearing on the Refinitiv Page LIBOR01 (as defined in Section 3A(i) below) as of approximately 11:00 A.M., London time, on the relevant interest determination date (such date, the “LIBOR Interest Determination Date”), for deposits in U.S. Dollars or other Index Currency having the relevant Index Maturity (e.g., three months) beginning on the relevant Interest Reset Date.

(i)    If LIBOR does not so appear on the Refinitiv Page LIBOR01, then LIBOR for that Interest Reset Date will be equal to such rate on the LIBOR Interest Determination Date when LIBOR for the relevant Index Maturity was last available on the Refinitiv Page LIBOR01, as determined by the Calculation Agent.

Notwithstanding the foregoing, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Supplemental Obligation in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

For purposes of this Section 3A(e):

“Benchmark” means, initially, LIBOR for the relevant Index Maturity; provided that if a Benchmark Transition event and its related Benchmark Replacement Date have occurred with respect to LIBOR for the relevant Index Maturity or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark; provided that if the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)    the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

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(2)    the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)    the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable corresponding tenor and (b) the Benchmark Replacement Adjustment;

(4)    the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(5) provided that if (i) the Benchmark Replacement cannot be determined in accordance with clause (3) or (4) above as of the Benchmark Replacement Date or (ii) the Calculation Agent shall have determined that the ISDA Fallback Rate determined in accordance with clause (4) above is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time, then the Benchmark Replacement shall be the sum of: (a) the alternate rate of interest that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable corresponding tenor giving due consideration to any industry accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate fixed income instruments at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)    the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)    if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)    the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate fixed income instruments at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Business Day” and “Interest Period”, timing and frequency of determining rates, and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the

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adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to “Benchmark” also include any reference rate underlying such Benchmark (for example, if the Benchmark becomes the sum of (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment in accordance with clause (2) of the definition of “Benchmark Replacement”, references to Benchmark would include SOFR).

In this Section 3A(e):

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of

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the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable corresponding tenor, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with an observation, lookback and/or suspension period as a mechanism to determine the interest payable prior to the end of each Interest Period) being established by the Calculation Agent in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)

if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate fixed income instruments at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the applicable margin or spread.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. We are not incorporating by reference the website or any material it includes in this prospectus.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

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“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London Business Days preceding the date of such determination, and (2) if the Benchmark is not LIBOR, the time determined by the Calculation Agent in accordance with the Benchmark Replacement conforming changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable corresponding tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(f)    Determination of Compounded SOFR. If the Base Rate specified for such Supplemental Obligation is Compounded SOFR, the Base Rate for each Interest Period shall be Compounded SOFR, which will be determined as specified in the applicable Pricing Supplement or, if no method of determination is so specified, Compounded SOFR will be determined by the Calculation Agent using the formula described below.

For purposes of this Section 3A(f):

“SOFR” means, with respect to any date:

(1)

the Secured Overnight Financing Rate published for such date as such rate appears on the Federal Reserve Bank of New York’s Website at 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day.

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(2)

if the rate specified in (1) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the Federal Reserve Bank of New York’s Website.

Compounded SOFR is a rate of return of a daily compounded interest investment calculated in accordance with the formula set forth below, with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (0.00000005 being rounded upwards):

where for purposes of applying the above formula to the terms of this Security:

“d0”, for any Observation Period, is the number of U.S. Government Securities Business Days in the relevant Observation Period;

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period;

“SOFRi”, for any day “i” in the relevant Observation Period, is equal to the SOFR in respect of that day;

“ni”, for day “i” in the relevant Observation Period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” up to, but excluding, the following U.S. Government Securities Business Day; and

“d” is the number of calendar days in the relevant Observation Period.

Notwithstanding the foregoing, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the SOFR Interest Determination Date in respect of any interest payment date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to this Security in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

“Benchmark” means, initially, Compounded SOFR, as defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

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“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(3)

provided that if (i) the Benchmark Replacement cannot be determined in accordance with clause (1) or (2) above as of the Benchmark Replacement Date or (ii) the Calculation Agent shall have determined that the ISDA Fallback Rate determined in accordance with clause (2) above is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then the Benchmark Replacement shall be the sum of: (a) the alternate rate of interest that has been selected by the Calculation Agent as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including

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changes to the definitions of “Interest Period”, “SOFR Interest Determination Date” and “Observation Period”, timing and frequency of determining rates and making payments of interest, and other administrative matters) that the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as the SOFR Interest Determination Date, but earlier than the Reference Time on that date, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event in this Section 3A(f), references to benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

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(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“ISDA Definitions” means the 2006 ISDA definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Observation Period” means, in respect of each interest period, the period from, and including, the date two U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date two U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, 3:00 p.m. (New York time) on the date of such determination, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Calculation Agent in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR Interest Determination Date” means the date two U.S. Government Securities Business Days before each Interest Payment Date.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

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(g)    Determination of Treasury Rate. If the Base Rate specified for such Supplemental Obligation is the Treasury Rate, the Base Rate that takes effect on any Interest Reset Date shall be the rate determined as specified in the applicable Pricing Supplement or, if no method of determination is so specified, the rate on such Interest Reset Date (if direct obligations of the United States (“Treasury Bills”) have been auctioned on such day), as that rate appears on the Refinitiv Page USAUCTION10 or the Refinitiv Page USAUCTION11 opposite the Index Maturity under the heading “INVEST RATE”. If the Treasury Rate cannot be determined as described above, the following procedures will apply in determining the Treasury Rate:

(i)    If the rate described above does not appear on either the Refinitiv Page USAUCTION10 or USAUCTION11 on the Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), but Treasury Bills having the Index Maturity have been auctioned during the relevant Interest Period, then the Treasury Rate will be the Bond Equivalent Yield (as defined in Section 3A(i) below) of the rate, for such Interest Reset Date, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, for that day and for the Index Maturity, under a heading indicating that such rate is the “auction high” rate for Treasury Bills.

(ii)    If the rate cannot be determined as described in clause (i) above, then the Treasury Rate will be the Bond Equivalent Yield of the auction rate for Treasury Bills with a remaining maturity equal to the Index Maturity as announced by the United States Treasury.

(iii)    If no such auction is held for any period of seven consecutive calendar days ending on, and including, any Friday and an Interest Reset Date occurred during such period, then the Treasury Rate will be the rate, for such Interest Reset Date and for Treasury Bills having the Index Maturity, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “U.S. government securities/ Treasury bills (secondary market)”.

(iv)    If the rate described in clause (iii) above does not appear in H.15 Daily Update or another recognized electronic source on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Calculation Agent, after consulting such sources as it deems comparable to any display page or other U.S. government publication or source, or any other source as it deems reasonable from which to estimate the Treasury Bills auction rate, shall determine the Treasury Rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor Treasury Rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the Business Day Convention, the definition of Business Day and the Interest Reset Date to be used and any other relevant methodology for calculating such substitute or successor rate, including any adjustment factor needed to make such substitute or successor rate comparable to the Treasury Rate, in a manner that is consistent with any industry-accepted practices for such substitute or successor rate.

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(h)    Minimum and Maximum Limits. Notwithstanding the foregoing, the rate at which interest accrues on such Supplemental Obligation (i) shall not at any time be higher than the maximum rate, if any, or less than the minimum rate, if any, specified in the applicable Pricing Supplement, in each case on an accrual basis, and (ii) shall not at any time be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

(i)    Definitions of Calculation Terms. As used with respect to such Supplemental Obligation, the following terms have the meanings set forth below:

“Bond Equivalent Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100,
360 – (D x M)

where

•	“D” equals the annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

•	“N” equals 365 or 366, as the case may be; and

•	“M” equals the actual number of days in the applicable interest reset period.

The “Calculation Date” means the Business Day immediately preceding the date on which interest will next be paid on the applicable Supplemental Obligation.

“Designated CMT Index Maturity” means the Index Maturity for such Supplemental Obligation and will be the original period to maturity of a U.S. Treasury security — either 1, 2, 3, 5, 7, 10, 20 or 30 years — specified in the applicable Pricing Supplement, provided that, if no such original maturity period is so specified, the Designated CMT Index Maturity will be 2 years.

“Designated CMT Refinitiv Page” means the Refinitiv Page specified in the applicable Pricing Supplement, provided that, if no Refinitiv Page is so specified, then the applicable page will be the Refinitiv Page FRBCMT.

“H.15 Daily Update” means the daily statistical release designated as such published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at https://www.federalreserve.gov/releases/h15/, or any successor site or publication.

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“Representative Amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Refinitiv Page” means the display on the Refinitiv Eikon service or any successor or replacement service, on the page or pages, or any successor or replacement page or pages, on that service.

“Refinitiv Page LIBOR01” means the LIBOR01 page on the Refinitiv Eikon service (or any successor service) (or any replacement page or pages on the Refinitiv Eikon service or any successor service on which London interbank rates of major banks for U.S. Dollars are displayed).

“Spread” means the number of basis points (each being one one-hundredth of a percentage point), a percentage or any other expression specified in the applicable Pricing Supplement, if any, to be added to or subtracted from the Base Rate for a Floating Rate Note to determine the applicable interest rate.

“Spread Multiplier” is the percentage or other number specified in the applicable Pricing Supplement, if any, by which the Base Rate for a Floating Rate Note will be multiplied to determine the applicable interest rate.

(j)    Sources and Corrections. References herein to a Base Rate as set forth on a display page, other published source, information vendor or other vendor officially designated by the sponsor of that rate, if there is a successor source for the display page, other published source, information vendor or other official vendor, include that successor source as applicable as determined by the Calculation Agent. References herein to a particular heading or headings on any such sources, include any successor or replacement heading or headings as determined by the Calculation Agent.

If the applicable rate is based on information obtained from a Refinitiv Page, that rate will be subject to the corrections, if any, published on such Refinitiv Page within one hour of the time that rate was first displayed on such source. If the applicable rate is based on information obtained from H.15 Daily Update, that rate will be subject to the corrections, if any, published by that source within 30 days of the day that rate was first published in that source.

3.B.	Interest Rate on Indexed Notes

In the case of any Supplemental Obligation that is an Indexed Note, the manner of calculating interest payable thereon shall be determined as provided in the applicable Pricing Supplement.

3.C.	Payments — Other Terms

The provisions of this Section 3C apply to all Supplemental Obligations.

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(a)    Calculation Agent and Exchange Rate Agent. With respect to any Supplemental Obligation, the “Calculation Agent” or the “Exchange Rate Agent” shall initially mean the Person (if any) named as such agent in the applicable Pricing Supplement or, in the case of Fixed Rate Notes, the Paying Agent (which may be the Trustee), provided that the Company may, in its sole discretion, appoint any other institution (including any Affiliate of the Company) to serve as any such agent for such Supplemental Obligation from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security or the applicable Pricing Supplement provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, Affiliates of any such agent or Affiliates of the Company.

Any determination, decision or election that may be made by the Calculation Agent or Exchange Rate Agent pursuant to the provisions set forth in this Security, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection will be conclusive and binding absent manifest error, may be made by such agent in its sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Supplemental Obligation, shall become effective without consent from the Holders or any other party. Neither the Calculation Agent nor the Exchange Rate Agent shall have any liability therefor.

(b)    Calculation of Interest. Payments of interest on such Supplemental Obligation with respect to any Interest Payment Date or at the Maturity of the principal thereof will include interest accrued to but excluding the next date to which interest will accrue (which may be the Interest Payment Date depending on the Business Day Convention) or the date of such Maturity, as the case may be. Accrued interest from the date of issue or from the last date to which interest has been paid or duly provided for shall be calculated by multiplying the principal amount of such Supplemental Obligation by an accrued interest factor for the Interest Period. Such accrued interest factor shall be expressed as a decimal and computed by multiplying the interest rate for such Interest Period (also expressed as a decimal) by the Day Count Convention specified in the applicable Pricing Supplement for such Interest Period. The Day Count Convention shall be as specified in the applicable Pricing Supplement or, if not so specified, 30/360 (ISDA).

All percentages resulting from any calculation with respect to such Supplemental Obligation will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655)). All amounts used in or resulting from any calculation with respect to such Supplemental Obligation will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

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(c)    Other Definitions. “Business Day” means, for any Supplemental Obligation, a day that meets the requirements set forth in the applicable Pricing Supplement or, if not so set forth, the requirements set forth in each of clauses (i) through (v) below, in each case to the extent such requirements apply to such Supplemental Obligation as specified below:

(i)    is a New York Business Day (as defined below);

(ii)    if the Base Rate is LIBOR, is also a London Business Day;

(iii)    if the Base Rate is Compounded SOFR, is also a U.S. Government Securities Business Day;

(iv)    if the Specified Currency for payment of principal of or any premium or interest on such Supplemental Obligation is other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the Specified Currency; and

(v)    solely with respect to any payment or other action to be made or taken at any Place of Payment outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such Place of Payment generally are authorized or obligated by law, regulation or executive order to close.

Solely when used in the third paragraph under the heading “Currency of Payment” on the face of this Security, the meaning of the term “Business Day” shall be determined as if the Base Rate for such Supplemental Obligation is neither LIBOR nor Compounded SOFR.

“Day Count Convention” means:

(i)    if “1/1 (ISDA)” or “1/1”, 1;

(ii)    if “Actual/Actual”, “Actual/Actual (ISDA)”, “Act/Act” or “Act/Act (ISDA)”, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (1) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (2) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(iii)    if “Actual/Actual (ICMA)” or “Act/Act (ICMA)”, the number of days in the Interest Period, including February 29 in a leap year, divided by the product of (1) the actual number of days in such Interest Period and (2) the number of Interest Periods in the year;

(iv)    if “Actual/365 (Fixed)”, “Act/365 (Fixed)”, “A/365 (Fixed)” or “A/365F”, the actual number of days in the Interest Period divided by 365;

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(v)    if “Actual/360 (ISDA)”, “Act/360 (ISDA)”, “A/360 (ISDA)”, “Actual/360”, “Act/360” or “A/360”, the actual number of days in the Interest Period divided by 360;

(vi)    if “30/360 (ISDA)”, “360/360 (ISDA)”, “Bond Basis (ISDA)”, “30/360”, “360/360” or “Bond Basis”, the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

[360 x (Y2 – Y1 )] + [30 x (M2 – M1)] + (D2 – D1)

360

where

•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

•

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30; and

(vii)    if “30E/360” or “Eurobond Basis”, the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

[360 x (Y2 – Y1 )] + [30 x (M2 – M1)] + (D2 – D1)

360

where

•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

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•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

•	“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30; and

(viii)    if “30E/360 (ISDA)”, the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

[360 x (Y2 – Y1 )] + [30 x (M2 – M1)] + (D2 – D1)

360

where

•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“D1” is the first calendar day, expressed as a number, of the Interest Period, unless (1) that day is the last day of February or (2) such number would be 31, in which cases D1 will be 30; and

•

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (1) that day is the last day of February, but not the stated maturity date or (2) such number would be 31, in which cases D2 will be 30.

“EMU Countries” means, at any time, the countries (if any) then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time.

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“Index Currency” means, with respect to a Supplemental Obligation that has a LIBOR base rate, the currency specified as such in the applicable Pricing Supplement.

“Index Maturity” means, with respect to a Supplemental Obligation, the period to maturity specified in the applicable Pricing Supplement on which the interest rate formula is based.

“Interest Period” means the period from and including an Interest Payment Date (or, with respect to the initial Interest Period, the Original Issue Date) to but excluding the next succeeding Interest Payment Date, in each case as such dates, and the related accruals of interest, may be adjusted pursuant to the applicable Business Day Convention specified in the applicable Pricing Supplement.

“London Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and, if the Base Rate for such Supplemental Obligation is LIBOR, is also a day on which dealings in the Index Currency are transacted in the London interbank market.

“New York Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

“New York City Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

“U.S. Government Securities Business Day” means any day other than a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

References in this Security to U.S. dollars shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.

References in this Security to the euro shall mean, as of any time, the coin or currency (if any) that is then legal tender for the payment of public and private debts in all EMU Countries.

With respect to any Supplemental Obligation, references in this Security to a particular currency other than U.S. dollars and euros shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date for such Supplemental Obligation.

4.	Redemption at the Company’s Option

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If a redemption commencement date or the occurrence of a specified event giving rise to redemption is specified in the applicable Pricing Supplement, a Supplemental Obligation shall be redeemable at the option of the Company before the Maturity of the principal thereof. If a redemption commencement date or redemption event is so specified, such Supplemental Obligation is subject to redemption upon the notice specified in the applicable Pricing Supplement or, if no notice period is specified, upon not less than 30 days’ nor more than 60 days’ notice at any time and from time to time on or after the redemption commencement date, as a whole or in part, at the election of the Company and at the redemption price specified in the applicable Pricing Supplement, or, if no redemption price is so specified, at the principal amount being so redeemed, together with accrued interest to the redemption date, but interest installments due on or prior to such redemption date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record on the relevant record dates referred to on the face hereof, all as provided in the Indenture.

5.	Repayment at the Holder’s Option

If one or more repayment dates are specified in the applicable Pricing Supplement, the principal of a Supplemental Obligation will be repayable in whole or in part in an amount equal to any Authorized Denomination (provided that the remaining principal amount of any Supplemental Obligation surrendered for partial repayment shall at least equal an Authorized Denomination), on any such repayment date, in each case at the option of the Holder and at the applicable repayment price specified in the applicable Pricing Supplement, together with accrued interest to the applicable repayment date (but interest installments due on or prior to such repayment date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date as provided in the Indenture). With respect to any Supplemental Obligation, if the applicable Pricing Supplement provides for more than one repayment date and the Holder exercises its option to elect repayment, the Holder shall be deemed to have elected repayment on the earliest repayment date after all conditions to such exercise have been satisfied, and references herein to the “applicable repayment date” shall mean such earliest repayment date.

In order for the exercise of such option to be effective and the principal amount of a Supplemental Obligation to be repaid, the Company must receive at the applicable address of the Trustee set forth below (or at such other place or places of which the Company shall from time to time notify the Holder of this Security), on any Business Day not later than the 15th, and not earlier than the 25th, calendar day prior to the applicable repayment date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), either (i) the form below entitled “Option to Elect Repayment” duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Security, (b) the principal amount of such Supplemental Obligation and the portion thereof to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that the Company will receive the form below entitled “Option to Elect Repayment” duly completed and signed, not later than five Business Days after the date of such facsimile transmission or letter

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(provided that such form duly completed and signed is received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is The Bank of New York Mellon, Attention: Global Corporate Trust, 240 Greenwich Street, 7E, New York, New York 10286 (or at such other places as the Company or the Trustee shall notify the Holder of this Security). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Supplemental Obligation for repayment will be determined by the Company, whose determination will be final and binding. Notwithstanding the foregoing, the option of the Holder to elect repayment may be exercised in accordance with the Applicable Procedures of the Depositary for this Security at least 15 calendar days prior to the applicable repayment date and the option of the Holder to elect repayment may be exercised in any such manner as the Company may approve.

6.	Transfer and Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of Authorized Denominations, and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor, of a different Authorized Denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities.

In addition, this Security is a Master Note and may be exchanged at any time, solely upon the request of the Company to the Trustee, for one or more Global Securities in the same

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aggregate principal amount, each of which may or may not be a Master Note, as requested by the Company. Each such replacement Global Security that is a Master Note shall reflect such of the Supplemental Obligations as the Company shall request. Each such replacement Global Security that is not a Master Note shall represent one (and only one) Supplemental Obligation as requested by the Company, and such Global Security shall be appropriately modified so as to reflect the terms of such Supplemental Obligation.

7.	Defeasance

The Indenture contains provisions for Defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture. Unless otherwise specified in the applicable Pricing Supplement, both of such provisions are applicable to a Supplemental Obligation.

8.	Remedies

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

If so provided pursuant to the terms of any specific Securities, the above-referenced provisions of the Indenture regarding the ability of Holders to waive certain defaults, or to request the Trustee to institute proceedings (or to give the Trustee other directions) in respect thereof, may be applied differently with regard to such Securities.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, or alter or impair the obligation of the Guarantor, which is unconditional, to pay pursuant to the Guarantee.

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9.	Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of all Securities at the time Outstanding to be affected, considered together as one class for this purpose (such Securities to be affected may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected under the Indenture, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any particular series, may comprise fewer than all the Securities of such series), on behalf of the Holders of all Securities so affected, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

10.	Guarantee by the Guarantor

This Security is fully and unconditionally guaranteed by the Guarantor pursuant to the Guarantee set forth in the Indenture.

11.	Governing Law

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

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MASTER NOTE CUSIP NO.:

SUPPLEMENTAL OBLIGATION:

Pricing Supplement No. and Date:

Original Issue Date:

GS FINANCE CORP.

MEDIUM-TERM NOTE, SERIES E

FULLY AND UNCONDITIONALLY GUARANTEED BY

THE GOLDMAN SACHS GROUP, INC.

(Master Note)

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THE SUPPLEMENTAL OBLIGATION

REFERENCED IN THIS NOTICE

IS REPAYABLE AT THE OPTION OF THE HOLDER AND

THE HOLDER ELECTS TO EXERCISE SUCH RIGHT

The undersigned hereby irrevocably requests and instructs the Company to repay the Supplemental Obligation referred to in this notice (or the portion thereof specified below) at the applicable repayment price, together with interest to the repayment date, all as provided for in such Supplemental Obligation, to the undersigned, whose name, address and telephone number are as follows:

(please print name of the undersigned)

(please print address of the undersigned)

(please print telephone number of the undersigned)

If such Supplemental Obligation provides for more than one repayment date, the undersigned requests repayment on the earliest repayment date after the requirements for exercising this option have been satisfied, and references in this notice to the repayment date mean such earliest repayment date. Terms used in this notice that are defined in the Security specified above are used herein as defined therein.

For such Supplemental Obligation to be repaid the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company or the Trustee shall from time to time notify the Holder of such Security, any Business Day not later than the 15th or earlier than the 25th calendar day prior to the repayment date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) this “Option to Elect Repayment” form duly completed and signed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Security, (b) the principal amount of such Supplemental Obligation and the amount of such Supplemental Obligation to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that the form entitled “Option to Elect Repayment” on the addendum to such Security duly completed and signed will be received by the Company not later than five Business Days after the date of such facsimile transmission or letter (provided that such form duly completed and signed is received by the Company by such fifth Business Day). The address to which such deliveries are to be made is:

The Bank of New York Mellon

Attention: Global Corporate Trust

240 Greenwich Street, 7E

New York, New York 10286

or at such other places as the Company or the Trustee shall notify the Holder of such Security.

If less than the entire principal amount of such Supplemental Obligation is to be repaid, specify the portion thereof (which shall equal any Authorized Denomination) that the Holder elects to have repaid:

Date:

Notice: The signature to this Option to Elect Repayment must correspond with the name of the Holder as written on the face of such Security in every particular without alteration or enlargement or any other change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with the right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —	Custodian

	(Cust)	(Minor)

under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee) the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.

Date:

Signature Guaranteed

NOTICE: Signature must be guaranteed.

NOTICE: The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or enlargement or any change whatever.